SANDS ANDERSON MARKS & MILLERS
             ------------------------------------------------------
                           A PROFESSIONAL CORPORATION

Main : (804) 648-1636             RICHMOND RADFORD          801 East Main Street
Fax: (804) 783-7291                                         Post Office Box 1998
                                                            Richmond, Virginia
                                                               23218-1998
                                   March 2, 2000


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

Re:      First Investors Multi-State Insured Tax Free Fund
         -------------------------------------------------

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

Very truly yours,

Sands, Anderson, Marks & Miller, a Professional
  Corporation

By:   /s/ Daniel M. Siegel
      -----------------------
      Vice President